PROSPECTUS SUPPLEMENT (To the Prospectus Dated August 25, 2022)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-267070

NEPTUNE WELLNESS SOLUTIONS INC.

$6,000,002

3,208,557 Common Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (the “Offering”) 3,208,557 common shares (the “Offered Shares”) of Neptune Wellness Solutions Inc. (the “Company”, “Neptune” or “we”) directly to certain institutional purchasers (the “Purchasers”) under a securities purchase agreement entered into on October 6, 2022 between the Company and the Purchasers (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company has agreed to sell to the Purchasers, in a concurrent private placement, warrants (the “Warrants”) to purchase an aggregate of 6,417,114 common shares (the “Concurrent Private Placement”). Each Offered Share and accompanying two Warrants are being sold together at a combined offering price of $1.87 (the “Offering Price”). The Warrants will be fully exercisable immediately upon issuance, have an exercise price of $1.62 per common share (each a “Warrant Share”) and expire 5 years from the date of issuance. Closing for the Concurrent Private Placement is scheduled to occur concurrently with the closing of the Offering (the “Offering Closing”). The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

Our common shares are listed and posted for trading on the Nasdaq Stock Market (“NASDAQ”) under the symbol “NEPT.” On October 7, 2022, the last trading day prior to the date this prospectus supplement is filed, the closing price of the common shares on NASDAQ was $1.50. See “Risk Factors - A liquid market in our common shares on NASDAQ may not be maintained”.

A.G.P./Alliance Global Partners (“AGP” or the “Placement Agent”) is acting in the United States as sole placement agent for the Offering and the Concurrent Private Placement pursuant to the terms and conditions of a letter agreement, dated as of October 6, 2022, between the Company and AGP (the “Placement Agreement”). See “Plan of Distribution”. AGP has agreed to use its reasonable best efforts to arrange for the sale of all of the Offered Shares offered hereby. The Offered Shares and the Warrants will be sold directly to the Purchasers pursuant to the Purchase Agreement.

The Offering Price was determined by arm’s length negotiation between the Company, AGP and the Purchasers, with reference to the prevailing market prices of our common shares.

Price: $1.87 per Offered Share and Warrants

	Price to the Public	Placement Agent’s Fee(1)	Net Proceeds to the Company(2)
Per Offered Share and Warrants	$1.87	$0.0748	$1.7952
Total	$6,000,001.60	$240,000.06	$5,760,001.53

Notes:

(1)

The Company has agreed to pay to AGP a fee (the “Agent’s Fee”) equal to 4% of the gross proceeds realized from the Offering and Concurrent Private Placement in consideration for its services rendered in connection with the Offering and Concurrent Private Placement. In addition, pursuant to an engagement agreement between the Company and H.C. Wainwright & Co., LLC (“Wainwright”) dated as of June 18, 2022, the Company is obligated to pay to Wainright a fee equal to 6.5% of the proceeds received from certain investors in Offering and Concurrent Private Placement (the “Tail Fee”).

(2)	After deducting the Agent’s Fee but before deducting the Tail Fee and expenses of the Offering payable by the Company, which are estimated to be approximately $219,500.

The delivery of the Offered Shares to the Purchasers will be settled under the book-based system through the facilities of The Depository Trust Company (“DTC”), or by such other means as the Company and the Purchasers may agree. Unless otherwise determined by the Company and the Purchasers, the Purchasers will receive only a customer confirmation from the registered dealer that is a DTC participant through which the Offered Shares are purchased. Certificates representing the Warrants will be in definitive form and available for delivery to Purchasers at closing of the Offering.

Investing in our Offered Shares involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was determined to be approximately $25,933,610 based on 8,516,894 common shares outstanding, of which 8,104,253 are held by non-affiliates, and the closing sale price of our common shares on NASDAQ of $3.20 on August 24, 2022, which is within 60 days of the date of this prospectus supplement. Upon any sale of common shares under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.6 of Form S-3. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this Offering), we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is October 11, 2022.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Offered Shares being offered and also adds to and updates information contained in the second part and the documents incorporated by reference therein. The second part, the Form S-3 registration statement (File No. 333-267070) that was declared effective by the SEC on September 23, 2022, of which this prospectus supplement forms a part (the “Registration Statement”) gives more general information, some of which may not apply to all the Offered Shares being offered under this prospectus supplement. This prospectus supplement is deemed to be incorporated by reference into the Registration Statement solely for the purpose of the Offered Shares offered by this prospectus supplement. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the Registration Statement. We have not authorized anyone to provide you with different information. We are also not making an offer for the securities covered by the Registration Statement in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this prospectus supplement or the Registration Statement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in this prospectus supplement or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Offered Shares offered by this prospectus supplement. If the description of the Offering varies between this prospectus supplement and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act, with respect to the Offered Shares offered by this prospectus supplement.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.

Purchasers may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain or incorporate by reference certain information and statements that may constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions, the effect of the covid-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Certain forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward- looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this prospectus supplement describe our expectations as of the date of this prospectus supplement and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference in the Registration Statement solely for the purpose of this Offering. Other documents are also incorporated or deemed to be incorporated by reference in the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 (telephone (450) 687-2262). Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at www.neptunewellness.com.

The following documents, filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the Registration Statement:

(a)	Our annual report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on July 8, 2022, as amended on Form 10-K/A and filed with the SEC on July 29, 2022;

(b)	Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

(c)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 19, 2022; and

(d)	Our current reports on Form 8-K filed May 19, 2022, June 13, 2022, June 14, 2022, June 24, 2022, July 19, 2022, July 25, 2022, August 2, 2022 and September 27, 2022.

Information in the documents referred to above that are incorporated by reference in this prospectus that were filed prior to the 1-for-35 share consolidation that was effective on June 9, 2022 do not reflect the effect of the share consolidation.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this prospectus supplement and prior to the termination of the Offering of the Offered Shares offered by this prospectus supplement and the prospectus are incorporated by reference into this prospectus supplement and the prospectus and form part of this prospectus supplement and the prospectus from the date of filing or furnishing of these documents. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this prospectus supplement and the prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this Offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Offered Shares we are offering. After you read this summary, to fully understand our company and this Offering and its consequences to you, you should read this entire prospectus supplement carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-6, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus including our financial statements and the exhibits to the Registration Statement of which this prospectus supplement is a part.

Neptune Wellness Solutions Inc. Overview

Neptune was incorporated under Part IA of the Companies Act (Quebec) on October 9, 1998 and is now governed by the Business Corporations Act (Quebec). The common shares are listed and posted for trading on NASDAQ under the symbol “NEPT”. On September 21, 2018, Neptune amended its articles to change its name to “Neptune Wellness Solutions Inc.”

Neptune is a diversified and fully integrated health and wellness company with a brand portfolio of consumer packaged goods. With a mission to redefine health and wellness, Neptune is focused on building a broad pipeline of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost efficient manufacturing and supply chain infrastructure that can be scaled up and down or into adjacent product categories to identify new innovation opportunities, quickly adapt to consumer preferences and demand, and bring new products to market through its mass retail partners and e-commerce channels. Leveraging decades of expertise in product formulation, registration, and supply chain management, Neptune also provides turnkey product development and supply chain solutions to business customers primarily in the nutraceutical industry.

Neptune’s head office and registered office is located at 545 Promenade du Centropolis, Suite 100, Laval, Quebec, Canada, H7T 0A3. Our main telephone number is (450) 687-2262. Our corporate website is www.neptunecorp.com. Information contained on our website is not part of this prospectus supplement nor is it incorporated by reference herein.

Recent Developments

Liquidity and Going Concern

We are actively managing our liquidity and expenses, including by extending payables due and reducing investment in our businesses. There is substantial doubt about our ability to continue as a going concern even if this Offering is consummated. As of October 10, 2022, we had approximately $1 million in cash and cash equivalents. We believe our current cash position and the net proceeds of $5,150,502 in this Offering will be sufficient to operate our business for 2 to 3 months under our current business plan. In addition, we are pursuing several cash generating transactions as well as planning for further expense reductions. We will need substantial additional funding beyond the proceeds of this Offering. There can be no assurance that any cash generating transaction will be completed or that our expense reductions measures will be sufficient to allow as to continue operating our business. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. We may have to liquidate our assets in the very near term if additional funding beyond the proceeds of this Offering are not received in the upcoming months.

Expected Impairment Charges

In our financial statements for the year ended March 31 2022, we recorded impairment charges related to long-lived assets of $19.6 million. In our interim financial statements for the quarter ended June 30, 2022, we recorded impairment charges related to property, plant and equipment of $0.8 million. In our upcoming financial statements for the quarter ended September 30, 2022, we may incur additional impairment charges of assets held for sale and intangibles. An estimate of the quantum of such charges is not yet available.

THE OFFERING

Common Shares offered	3,208,557 Offered Shares

Manner of offering	The Offered Shares are being offered and sold in a registered direct offering, directly to certain accredited and/or institutional Purchasers under a Purchase Agreement entered into on October 6, 2022 between the Company and the Purchasers. AGP has agreed to act as exclusive Placement Agent for the Offering. See “Plan of Distribution.”

Concurrent Private Placement	In the Concurrent Private Placement and pursuant to the Purchase Agreement, we are also selling to the Purchasers Warrants to purchase an aggregate of 6,417,114 Warrant Shares. Each Offered Share and accompanying two Warrants are being sold together at a combined Offering Price of $1.87.

The Warrants will be immediately exercisable upon issuance, have an exercise price of $1.62 per common share and expire 5 years from the date of issuance. The Warrants and the Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered on a private placement basis pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Under the Purchase Agreement, the Company has agreed to file a registration statement with the SEC covering the resale of the Warrant Shares underlying the Warrants issued in the Concurrent Private Placement.

The Placement Agent agreed to act as exclusive placement agent with respect to the Warrants subject to the terms of the Placement Agreement. The Placement Agent is not purchasing or selling any of the Warrants offered in the Concurrent Private Placement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Warrants, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Warrants offered in the Concurrent Private Placement.

The Offering Price and the exercise price of the Warrants were determined by arm’s length negotiation between the Company, the Placement Agent and the Purchasers.

Common Shares Outstanding after Offering(1)	11,725,451 common shares

Use of proceeds	We intend to use the net proceeds from the Offering of Offered Shares under this prospectus supplement (and from the Concurrent Private Placement of the Warrants) for working capital and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Trading symbols	Our common shares are listed on NASDAQ under the symbol “NEPT”.

Risk Factors	Investing in our Offered Shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

(1)

The number of common shares to be outstanding immediately after this Offering as shown above is based on 8,516,894 common shares outstanding as of October 7, 2022. Unless otherwise indicated, the number of common shares presented in this prospectus supplement excludes:

•	737,631 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $97.36 per share;

•	4,819,445 common shares issuable upon the exercise of warrants having a weighted-average exercise price of $24.66 per share;

•	4,306 deferred share units;

•	18,375 share units; and

•

6,417,114 Warrant Shares issuable upon exercise of unregistered Warrants to be issued in the Concurrent Private Placement to Purchasers of Offered Shares in this Offering, having an exercise price of $1.62 per Warrant Share.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Warrants.

RISK FACTORS

Investing in our Offered Shares is speculative and involves a high degree of risk. You should carefully consider the risks set out below and the other documents incorporated by reference in this prospectus supplement that summarize the risks that may materially affect us and our business before making an investment in the common shares. Please see “Documents Incorporated by Reference”. If any of these risks occur, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common shares could decline, and you may lose all or part of your investment. The risks set out in this prospectus supplement are not the only risks we face. You should also refer to the other information set forth in this prospectus supplement as well as those incorporated by reference herein and therein, including financial statements and the related notes, for further risks faced by us.

The Offered Shares should be considered a speculative investment due to the high-risk nature of our business, and Purchasers should carefully consider all of the information disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein prior to making an investment in the Company. In addition, the following risk factors should be given special consideration when evaluating an investment in the Offered Shares.

Risks Related to the Business

There is substantial doubt about our ability to continue as a going concern. We will need substantial additional funding beyond the net proceeds of this Offering and may be unable to raise capital when needed.

There is substantial doubt about our ability to continue as a going concern. If we are unable to raise funding as and when needed, our business, financial condition and results of operations will be materially and adversely affected. Even if we consummate this Offering, the capital raised in this Offering will not be sufficient to continue as a going concern and we may not be able to raise additional funding when needed. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into critical contractual relations with third parties, meet our obligations as they become due and otherwise execute our business strategy.

We are actively managing our liquidity and expenses, including by extending payables due and reducing investment in our businesses, and it is not certain that we will be ultimately successful in developing our business and remaining a going concern.

We are actively managing our liquidity and expenses, including by extending the term of payables due, and there is substantial doubt that our current cash position, even if this Offering is successful, will be sufficient to continue as a going concern. As of October 10, 2022, we had approximately $1 million in cash and cash equivalents. We are also continuing to incur expenses that will cause us to expend cash in the short-term. We believe that our current cash position, assuming this Offering is consummated with net proceeds of $5.4 million, will be sufficient to operate our business for 2 to 3 months. We are pursuing several other cash generating transactions as well as further expense reduction measures, but there can be no assurance that any transaction will be completed or that our expense reduction measures will be sufficient to continue as a going concern.

Risks Related to the Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Offered Shares you purchase.

Since the price per Offered Share is substantially higher than the net tangible book value per share of our common shares, you will suffer immediate and substantial dilution in the net tangible book value of the Offered Shares you purchase in this Offering. As of June 30, 2022, our net tangible book value was $10,671,464 or approximately $1.40 per common share. Based on the public Offering Price of $1.87 per Offered Share, and our net tangible book value as of June 30, 2022, if you purchase Offered Shares in this Offering, you will suffer immediate and substantial dilution of $0.96 per Offered Share with respect to the net tangible book value of our common shares.

A return on the Offered Shares is not guaranteed.

There is no guarantee that the Offered Shares will earn any positive return in the short term or long term. Investing in the Offered Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. Investing in the Offered Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

We have broad discretion in the use of proceeds from the Offering.

Our management will have broad discretion with respect to the application of net proceeds received by us from the sale of the Offered Shares under this prospectus supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Offered Shares. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common shares to decline.

Future issuances of securities may result in substantial dilution to the Purchasers under the Offering.

We may issue or sell additional common shares or other securities that are convertible or exchangeable into common shares in subsequent offerings or may issue additional common shares or other securities to finance future acquisitions. We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the common shares. Sales or issuances of substantial numbers of common shares or other securities that are convertible or exchangeable into common shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the common shares. With any additional sale or issuance of common shares or other securities that are convertible or exchangeable into common shares, Purchasers will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options, warrants or other convertible securities convert or exercise their securities and sell the common shares they receive, the trading price of the common shares on NASDAQ may decrease due to the additional amount of common shares available in the market.

The market price of our common shares may be volatile.

The market price of our common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of common shares to sell their securities at an advantageous price. Market price fluctuations in our common shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the common shares.

Financial markets have periodically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our common shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of our common shares may be materially adversely affected.

Future sales of our common shares, or the perception that future sales may occur, may cause the market price of the common shares to decline, even if our business is doing well.

Sales by shareholders of a substantial number of common shares in the public market could occur in the future. These sales, or the perception in the market that the holders of a large number of common shares intend to sell shares, may cause the market price of our common shares to decline. In addition, we will be issuing concurrently with this Offering in a Concurrent Private Placement Warrants to purchase 6,417,114 Warrant Shares, which will be exercisable immediately upon the closing of the Offering and Concurrent Private Placement. To the extent that holders of Warrants sell the Warrant Shares issued upon the exercise of the Warrants, the market price of the common shares may decrease due to the additional selling pressure in the market. The risk of dilution from issuances of Warrant Shares underlying the Warrants may cause shareholders to sell their common shares, which could cause a further decline in the market price.

A liquid market in our common shares may not be maintained.

Purchasers may be unable to sell significant quantities of common shares into the public trading markets without a significant reduction in the price of their common shares, or at all. There can be no assurance that there will be sufficient liquidity of the common shares on the trading market, and that we will continue to meet the listing requirements of NASDAQ or achieve listing on any other public stock exchange. There can be no assurance that an active and liquid market for our common shares will be maintained, and a Purchaser may find it difficult to resell common shares.

USE OF PROCEEDS

We estimate our net proceeds from the Offering (and Concurrent Private Placement) will be $5,150,502 after deducting the Agent’s Fee and expenses, the Tail Fee and other estimated expenses under the Offering (and Concurrent Private Placement), and excluding the proceeds, if any, from the exercise of the Warrants sold in the Concurrent Private Placement. We currently intend to use the net proceeds from the sale of the Offered Shares offered under this prospectus supplement, for working capital and other general corporate purposes. There may be circumstances where on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, we will have broad discretion in the application of the proceeds of this Offering. We incurred operating losses and negative operating cash flow for the fiscal year ended March 31, 2022 and for the three months ended June 30, 2022. The Company expects to use the net proceeds from the Offering (and Concurrent Private Placement) in pursuit of its ongoing general business objectives. To that end, a substantial portion of the net proceeds from the Offering (and Concurrent Private Placement) are expected to be allocated to working capital requirements. To the extent that we have negative operating cash flows in future periods, we may need to deploy a portion of the net proceeds from the Offering (and Concurrent Private Placement) and/or our existing working capital to fund such negative cash flow.

Our ultimate use might vary substantially from what is stated in this prospectus supplement and will depend on a number of factors, including those referred to under “Risk Factors” in the accompanying prospectus and any other factors set forth in this prospectus supplement.

All expenses relating to the Offering under this prospectus supplement, will be paid out of the gross proceeds of the Offering.

DESCRIPTION OF THE OFFERED SHARES

Our authorized share capital is comprised of an unlimited number of common shares and an unlimited number of preferred shares, issuable in one or more series. By way of by-law, in accordance with our articles of incorporation, we created the “Series A Preferred Shares”, which are non-voting shares.

As of the date of this prospectus supplement, there were a total of (i) 8,516,894 common shares and no preferred shares issued and outstanding, (ii) 4,819,445 warrants to purchase common shares issued and outstanding (iii) 737,631 options to purchase common shares issued and outstanding, (iv) 4,306 deferred share units issued and outstanding, and (v) 18,375 restricted share units issued and outstanding.

Common Shares

Voting Rights

Each common share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of our shareholders. Each common share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of preferred shares ranking before the common shares as to dividends, the holders of common shares are entitled to receive dividends as declared by our board of directors from our funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of our voluntary or involuntary winding-up or dissolution, or any other distribution of our assets among our shareholders for the purposes of winding up our affairs, the holders of common shares shall be entitled to receive, after payment by the Company to the holders of preferred shares ranking prior to common shares regarding the distribution of our assets in the case of winding-up or dissolution, share for share, the remainder of our property, with neither preference nor distinction.

Warrants

The Warrants issued under the Concurrent Private Placement will be issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Warrants (the “Warrant Certificate”). Reference should be made to the Warrant Certificate for the full text of attributes of the Warrants.

The Warrants and the Warrant Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, Purchasers of the Warrants, may only sell Warrant Shares issued upon exercise of the Warrants being sold to them in the Concurrent Private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Warrants will be exercisable immediately upon issuance. Each whole Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Warrant Share at an exercise price of $1.62 per Warrant Share on or prior to 5:00 p.m. (New York time) on the date that is 5 years from the date of issuance, after which time the Warrant will be void and of no value. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Warrants. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The Warrants may be exercised on a “net” or “cashless” basis to the extent that the Company does not have an effective registration statement registering (or the related prospectus is not available) the Warrant Shares issuable upon exercise of the Warrants. We have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to Warrant Shares issuable upon exercise of the Warrants until the expiration of the Warrants.

The Warrant Certificate will provide that the number of underlying Warrant Shares and exercise price of the Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Warrant Certificate will also provide that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with a Fundamental Transaction, holders of the Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares that would be issuable upon exercise of the Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction. Holders of the Warrants will also have the option, within 30 days of the closing of a Fundamental Transaction, to require the Company (or its successor) to repurchase their Warrants in cash or, if the Fundamental Transaction is not in the Company’s control, in the consideration received by other holders of common shares in respect of such Fundamental Transaction, at a value determined by using the Black-Scholes option pricing model.

There is currently no market through which the Warrants may be sold, and the Purchasers may not be able to resell the Warrants purchased in the Concurrent Private Placement. The Warrant Certificate will also contain restrictions on the number of Warrant Shares that may be acquired by a holder of Warrants upon any exercise of the Warrants that would result in the holder and its affiliates holding in excess of 4.99% (or, at the option of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of such Warrants, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. No fractional Warrant Shares will be issuable upon the exercise of any Warrants. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Warrants.

CERTAIN CANADIAN FEDERAL AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

The acquisition of the Offered Shares described herein may subject the Purchasers to tax consequences in both the U.S. and Canada. This prospectus supplement does not describe these tax consequences and we are not providing the Purchasers or anyone else with legal or tax advice. The Purchasers should consult their own tax advisors with respect to the tax and legal consequences of acquiring, holding, and disposing of Offered Shares applicable to the particular circumstances of such Purchasers.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2022:

•	on an actual basis;

•

on an as adjusted basis, to give effect to the issuance and sale in this Offering of the Offered Shares at the Offering Price of $1.87 per share as well as the issuance of the accompanying Warrants, excluding the proceeds, if any, from the exercise of the Warrants issued in this Offering and after deducting the Placement Agent fees, Tail Fee and estimated offering expenses payable by us.

	As of June 30, 2022
	Actual (1)	As adjusted(1)
Liabilities
Trade and other payables	21,296,277	21,296,277
Liability related to warrants	3,167,947	9,167,948
Other current liabilities	5,745,117	5,745,117

Total current liabilities	30,209,341	36,209,342
Lease liabilities	1,873,919	1,873,919
Loans and borrowings	11,881,589	11,881,589
Other liability	12,931	12,931

Total non-current liabilities	13,768,439	13,768,439
Equity
Share Capital	318,921,917	318,921,916
Warrants	6,079,890	6,079,980
Additional paid-in capital	56,346,589	56,346,589
Accumulated and other comprehensive Loss	(10,605,642)	(10,605,642)
Deficit	(327,466,047)	(328,315,547)

Total equity attributable to equity holders of the Corporation	43,276,707	42,427,206
Non-controlling interest	10,501,932	10,501,932

Total liabilities and equity	97,756,419	96,906,919

(1)

As the accounting treatment of the Warrants and the allocation between equity and liability components has not yet been determined, it is assumed for the purposes of the as adjusted capitalization that all of the proceeds have been allocated to the derivative warrant liabilities and therefore, all of the Placement Agent fees, the Tail Fee and estimated offering expenses have been allocated to deficit. In addition, if the fair value of the derivative warrant liabilities exceeds the total proceeds of this Offering of the Offered Shares, a loss would be recorded upon initial recognition of this Offering of the Offered Shares, which loss is not reflected in the deficit in the above table.

The number of issued and outstanding shares as of June 30, 2022 in the table excludes:

•	544,432 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $92.98 per share;

•	5,993,414 common shares issuable upon the exercise of warrants having a weighted-average exercise price of $20.29 per share;

•	4,306 deferred share units; and

•	22,820 restricted share units.

DILUTION

If you invest in our Offered Shares, you will experience dilution to the extent of the difference between the price per Offered Share you pay in this Offering and the net tangible book value per share of our common shares immediately after this Offering. As of June 30, 2022, we had a net tangible book value of approximately $10,671,464 or $1.40 per common share, based upon 7,614,434 common shares outstanding on such date. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of common shares outstanding.

After giving effect to the sale of our Offered Shares for net proceeds of $5,150,502 in this Offering at an Offering Price of $1.87 per share, assuming no exercise of the Warrants, and after deducting the Placement Agent fees, the Tail Fee and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $9,821,964, or approximately $0.91 per common share, as of June 30, 2022. This represents an immediate decrease in net tangible book value of approximately $0.49 per common share to existing shareholders and an immediate dilution of approximately $0.96 per Offered Share to Purchasers in this Offering. The following table illustrates this calculation on a per share basis.

Public Offering Price per share		$1.87
Net tangible book value per share as of June 30, 2022	$1.40
Decrease in net tangible book value per share attributable to this Offering and the Concurrent Private Placement	$(0.49)
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this Offering and the Concurrent Private Placement		$0.91
Dilution per share to Purchasers purchasing shares in this Offering		$0.96

The per share calculations above are based on 7,614,434 common shares outstanding as of June 30, 2022 on an historical actual basis and 10,822,991 common shares on an adjusted basis, each as described above, and excludes, as of such date:

•	544,432 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $92.98 per share;

•	5,993,414 common shares issuable upon the exercise of warrants having a weighted-average exercise price of $20.29 per share;

•	4,306 deferred share units; and

•	22,820 restricted share units.

PLAN OF DISTRIBUTION

The Placement Agent, located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our exclusive placement agent in connection with this Offering subject to the terms and conditions of the Placement Agreement. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a Purchase Agreement directly with Purchasers in connection with this Offering and we may not sell the entire amount of Offered Shares offered pursuant to this prospectus supplement and the accompanying prospectus. We will make offers only to a limited number of institutional investors. The Placement Agent is also acting as placement agent for the Concurrent Private Placement. The placement agent may retain other broker-dealers to act as sub-agents in connection with this Offering and may pay a portion of its compensation hereunder to such sub-agent.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged AGP as our placement agent in connection with this Offering. This Offering is being conducted on a “reasonable best efforts” basis, and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The following table provides information regarding the amount of the Placement Agent fees to be paid to the Placement Agent by us, before expenses assuming the purchase of all of the securities offered hereby:

	Per Offered Share and Warrants	Total
Public Offering Price	$1.87	$6,000,001.60
Placement Agent Fees (1)	$0.0748	$240,000.06
Proceeds to the Company (before expenses)	$1.7952	$5,760,001.53

(1)	We have agreed to pay the Placement Agent’s fee equal to 4% of the aggregate gross proceeds for the sale of the Offered Shares sold in this Offering.

We have also agreed to reimburse the Placement Agent at closing for legal expenses and clearing agent fees and expenses incurred by them in connection with the Offering in an amount not to exceed $60,000, as well as non-accountable expenses equal to $15,000. We estimate the total expenses payable by us for this Offering, excluding the Placement Agent fees and expenses, will be approximately $219,500.

In addition, pursuant to an engagement agreement between the Company and Wainwright dated as of June 18, 2022, the Company is obligated to pay to Wainwright a Tail Fee equal to 6.5% of the proceeds received from certain investors in Offering and Concurrent Private Placement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common shares are listed on NASDAQ under the trading symbol “NEPT.”

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common shares or securities convertible into, or exchangeable or exercisable for, our common shares during a period ending 90 days after the date of this prospectus supplement without first obtaining the written consent of the Placement Agent, subject to certain exceptions. Specifically, our directors and officers have agreed, in part, not to:

•

offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any common shares or securities convertible into or exercisable or exchangeable for common shares;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common shares;

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities; or

•	publicly disclose the intention to do any of the foregoing.

Notwithstanding these limitations, these common shares may be transferred under limited circumstances, including, without limitation, by gift, will, or intestate succession or by operation of law.

In addition, we have agreed that (i) we will not conduct any issuances of our common shares for a period 90 days following the closing of this Offering, and (ii) we will not enter into a variable rate transaction, including, but not limited to, an equity line of credit or an “at-the-market” financing facility, for a period ending on the 12-month anniversary of the closing of this Offering.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Offered Shares offered hereby. Any such short positions could adversely affect future trading prices of the Offered Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CONCURRENT PRIVATE PLACEMENT

In the Concurrent Private Placement, we are selling to Purchasers of Offered Shares in this Offering Warrants to purchase Warrant Shares.

The Warrants and Warrant Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, Purchasers of the Warrants may only sell Warrant Shares issued upon exercise of the Warrants being sold to them in the Concurrent Private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those Warrant Shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Warrants will be exercisable immediately upon issuance at an exercise price of $1.62 per Warrant Share and will expire 5 years following issuance. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to such exercise; provided, however, that upon notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment for share splits, reverse splits, and similar capital transactions, as described in the Warrants. If, at any time after the initial exercise date, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Warrant Shares underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

Additionally, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. As more fully described in the form of Warrant, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of the transaction.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any commissions and expenses reimbursed by us, if any, to be incurred in connection with the Offering under this prospectus supplement. The amounts set forth below are in United States Dollars.

Printing Expenses	$5,000
Legal fees and expenses	$112,000
Accountants’ fees and expenses	$100,000
Transfer agent fees and expenses	$2,500

Total	$219,500

LEGAL MATTERS

Certain legal matters relating to this Offering and the validity of the Offered Shares offered by this prospectus supplement are being passed upon for Neptune by Osler, Hoskin & Harcourt LLP, Montreal, Quebec, Neptune’s Canadian counsel, and Troutman Pepper Hamilton Sanders LLP, Neptune’s U.S. counsel. AGP is being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C, NewYork, New York.

EXPERTS

KPMG, an independent registered public accounting firm, audited the consolidated financial statements of Neptune as of March 31, 2022 and for the year ended March 31, 2022, which consolidated financial statements have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states there is substantial doubt about Neptune Wellness Solutions Inc.’s ability to continue as a going concern, including that it requires funding in the very near term in order to continue its operations and if it is unable to obtain funding in the upcoming days, it may have to liquidate its assets. The consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the going concern basis not be valid. The audit report also refers to the adoption of U.S. generally accepted accounting principles and change in its reporting currency from Canadian dollars to U.S. dollars.

The consolidated financial statements of Neptune as of March 31, 2021 and for the year ended March 31, 2021 appearing in Neptune’s Annual Report (Form 10-K) for the year ended March 31, 2022 have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Neptune’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

PROSPECTUS

Neptune Wellness Solutions Inc.

$75,000,000

Common Shares

Warrants

Units

Neptune Wellness Solutions Inc. (“we”, “us”, “our”, “Neptune” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), warrants (“Warrants”) and units (“Units”) of the Company or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of $75,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

Each time we offer and sell securities, we will provide a supplement to this Prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus with respect to that offering. You should carefully read this Prospectus and the applicable Prospectus Supplement before you invest in any of our Securities.

You should read this Prospectus and any Prospectus Supplement relating to a specific issue of Securities, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest. This Prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell these Securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The Prospectus Supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This Prospectus may not be used to sell securities unless accompanied by a Prospectus Supplement.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NEPT”. On August 24, 2022 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on the Nasdaq was $3.20. We will apply to have any Common Shares distributed under this Prospectus listed on Nasdaq provided the Common Shares are currently listed or traded on such exchange. Any listing and admission will be subject to Neptune fulfilling all of the listing requirements of Nasdaq. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”. If we decide to list or seek a quotation for any other Securities we may offer and sell from time to time, the Prospectus Supplement relating to those Securities will disclose the exchange or market on which those securities will be listed or quoted.

Our principal executive offices are located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3, Telephone: (450) 687-2262.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2022.

ABOUT THIS PROSPECTUS

This Prospectus is part of registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the Securities described in this Prospectus in one or more offerings, up to total dollar amount of $75,000,000. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell any of the Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering and the Securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The Prospectus Supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this Prospectus. If there is any inconsistency between this Prospectus and the applicable Prospectus Supplement or free writing prospectus, you should rely on the information in the Prospectus Supplement. You should read this Prospectus and the applicable Prospectus Supplement or free writing prospectus together with the additional information incorporated by reference into this Prospectus as described under the heading “Documents Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information” in deciding whether or not to invest in the Securities we may offer.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this Prospectus or in any accompanying Prospectus Supplement or free writing prospectus. This Prospectus and any accompanying Prospectus Supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities to which they relate, nor do this Prospectus and any accompanying Prospectus Supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this Prospectus and any accompanying Prospectus Supplement or free writing prospectus is delivered or Securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this Prospectus to information that will be included in a Prospectus Supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this Prospectus by means of a post-effective amendment to the registration statement of which this Prospectus is a part, through filings we make with the SEC that are incorporated by reference in this Prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this Prospectus, the terms “we,” “us,” “our,” the “Company” and “Neptune” refer to Neptune Wellness Solutions Inc. and its direct and indirect subsidiaries, as the context requires.

Solely for convenience, tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains or incorporates by reference certain information and statements that may constitute forward-looking information within the meaning of applicable securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions—including macroeconomic effects attributable to inflation, raising interest rates, and supply-chain issues, the effect of the COVID-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus. Such statements are based on a number of assumptions and risks that may prove to be incorrect, including, without limitation, assumptions about:

•	our ability to successfully manage our liquidity and expenses, and continue as a going concern;

•	our ability to complete the planned divestiture of our cannabis business;

•	our ability to maintain customer relationships and demand for our products;

•	the impact of current and future substantial litigation, investigations and proceedings;

•	the overall business and economic conditions;

•	the potential financial opportunity of our addressable markets;

•	the competitive environment;

•	the protection of our current and future intellectual property rights;

•	our ability to recruit and retain the services of our key personnel;

•	our ability to develop commercially viable products;

•	our ability to pursue new business opportunities;

•	our ability to obtain financing on reasonable terms or at all;

•	our ability to integrate our acquisitions and generate synergies; and

•	the impact of new laws and regulations in Canada, the United States or any other jurisdiction in which we currently do or intend to do business.

Certain forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this Prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this Prospectus describe our expectations as of the date of this Prospectus and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before acquiring any Securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this Prospectus and in any accompanying Prospectus Supplement or free writing prospectus, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable Prospectus Supplement or free writing prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in partial or complete loss of your investment. See “Where You Can Find More Information.”

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement or free writing prospectus relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting the Company are generally provided and described in, among other documents, the Company’s annual and quarterly reports filed from time to time, which are incorporated by reference into this Prospectus and include the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, including the information appearing under the “Risk Factors” heading therein.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

In addition to the risks set out in the latest Annual Report on Form 10-K and the other risk factors presented in a Prospectus Supplement or other reports that may, from time to time, be incorporated by reference into this Prospectus, prospective investors should also carefully consider the risks set out below.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for our warrants, and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for a listing of Warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

There will be no market for the Units.

We have not applied, and do not intend to apply, to list the Units on any securities exchange. There will be no market through which Units may be sold and purchasers may not be able to resell Units purchased in any offering. If the Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market conditions, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Units or that a trading market for such Units will develop.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including the Company, that can be accessed through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”), which can be accessed online at www.sec.gov. We also file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”). These reports and information are available to the public free of charge available through the System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed online at www.sedar.com. We maintain a website at www.neptunewellness.com. Information contained in or accessible through our website does not constitute a part of this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. The SEC allows us to “incorporate by reference” into this Prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We also specifically incorporate by reference the following documents, which we have already filed with the SEC (but we do not incorporate by reference any documents or portions of documents that we furnish to or are otherwise not deemed filed with the SEC):

•	Our annual report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on July 8, 2022, as amended on Form 10-K/A and filed with the SEC on July 29, 2022;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 19, 2022;

•	Our current reports on Form 8-K filed May 19, 2022, June 13, 2022, June 14, 2022, June 24, 2022, July 19, 2022, July 25, 2022 and August 2, 2022; and

•	The description of our common shares included in our Form 10-K for the fiscal year ended March 31, 2022, including any amendment or report filed for the purpose of updating that description.

We incorporate by reference the documents listed above and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between (i) the date of the initial registration statement and prior to the effectiveness of the registration statement or (ii) the date of this Prospectus and the termination of the offering of Securities described in this Prospectus. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this Prospectus.

Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 (telephone (450) 687-2262).

Any statements contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (or in any other subsequently filed document which also is incorporated by reference in this Prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since March 31, 2022, and that have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act and incorporated by reference into this Prospectus.

USE OF PROCEEDS

Except as set forth in any accompanying Prospectus Supplement, we intend to use the net proceeds from the sale of any Securities offered under this Prospectus for general corporate purposes unless the applicable Prospectus Supplement provides otherwise. General corporate purposes may include, and are not limited to research and development costs, manufacturing costs, the acquisition or licensing of other businesses, products, working capital and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

THE SECURITIES WE MAY OFFER

The descriptions of the Securities contained in this Prospectus, together with the applicable Prospectus Supplements and any related free writing prospectuses, summarize the material terms and provisions of the various types of Securities that we may offer. Prices for such Securities will be determined by market conditions at the time of offering. We will describe in the applicable Prospectus Supplement relating to any Securities the particular terms of the Securities offered by that Prospectus Supplement. If we indicate in the applicable Prospectus Supplement, the terms of the Securities may differ from the terms we have summarized below. We will also include in the Prospectus Supplement information, where applicable, about material United States federal income tax considerations relating to the Securities, and the securities exchange or market, if any, on which the Securities will be listed.

We may sell from time to time, in one or more offerings, including:

•	Common Shares;

•	Warrants to purchase Common Shares or Units (described below); and

•	Units consisting of any one or more of the foregoing.

This Prospectus also covers Common Shares issuable upon exercise, conversion or exchange of Warrant or Units.

In this Prospectus, we refer to the Common Shares, Warrants, and Units, collectively, as the “Securities.” This Prospectus may not be used to communicate a sale of Securities unless it is accompanied by a Prospectus Supplement.

As of the date of this Prospectus, there were a total of (i) 8,365,118 Common Shares and no Preferred Shares issued and outstanding, (ii) 5,136,748 warrants to purchase Common Shares issued and outstanding, (iii) 369,097 options to purchase Common Shares issued and outstanding, (iv) 4,308 deferred share units issued and outstanding, and (v) 18,375 restricted share units issued and outstanding.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

The authorized share capital of the Company is comprised of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in one or more series. As permitted by the by-laws, in accordance with its articles of incorporation, the Company created the “Series A Preferred Shares”, which are non-voting shares.

Common Shares

Voting Rights

Each Common Share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of the shareholders of the Company. Each Common Share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of Preferred Shares ranking before the Common Share as to dividends, the holders of Common Shares are entitled to receive dividends as declared by the board of directors of the Company from the Company’s funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of the Company’s voluntary or involuntary winding-up or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Common Shares shall be entitled to receive, after payment by the Company to the holders of Preferred Shares ranking prior to Common Shares regarding the distribution of the Company’s assets in the case of winding-up or dissolution, share for share, the remainder of the property of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an Exhibit.

Preferred Shares

The Preferred Shares carry no voting rights. Preferred Shares may be issued at any time, in one or more series. The Company’s board of directors has the power to set the number of Preferred Shares and the consideration per share, as well as to determine the provisions attaching to each series of Preferred Shares (including dividends, redemption rights and conversion rights, where applicable). The shares in each series of Preferred Shares rank prior to the Common Shares of the Company with regard to payment of dividends, reimbursement of capital and division of assets in the event of the Company winding-up or dissolution. The holders of Preferred Shares shall not be entitled to receive notice of, or to attend or vote at the meetings of the shareholders, except: (i) in the event of a separate meeting or vote by class or by series as specified by law, (ii) where entitled to vote by class or series on amendments to the attributes attaching to the class or series, or (iii) where applicable, in the event of the Company’s omission to pay the number of periodical dividends, whether consecutive or not, as applicable to any series.

The board of directors of the Company has passed a by-law creating the Series A Preferred Shares. Series A Preferred Shares may be issued only as part of an acquisition by the Company of other companies or material assets. Series A Preferred Shares are non-voting, and entitle holders thereof to a fixed, preferential and non-cumulative annual dividend of 5% of the amount paid for the said shares.

The foregoing description of the terms of the Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an Exhibit.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement or free writing prospectus will be described in the Prospectus Supplement or free writing prospectus filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement or free writing prospectus will be described in the Prospectus Supplement or free writing prospectus filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Osler, Hoskin & Harcourt LLP as to matters relating to Canadian law and by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

KPMG, an independent registered public accounting firm, audited the consolidated financial statements of Neptune as of March 31, 2022 and for the year ended March 31, 2022, which consolidated financial statements have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states there is substantial doubt about Neptune Wellness Solutions Inc.’s ability to continue as a going concern, including that it requires funding in the very near term in order to continue its operations and if it is unable to obtain funding in the upcoming days, it may have to liquidate its assets. The consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the going concern basis not be valid. The audit report also refers to the adoption of U.S. generally accepted accounting principles and change in its reporting currency from Canadian dollars to U.S. dollars.

The consolidated financial statements of Neptune as of March 31, 2021 and for the year ended March 31, 2021 appearing in Neptune’s Annual Report (Form 10-K) for the year ended March 31, 2022 have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Neptune’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

$6,000,002

3,208,557 Common Shares

NEPTUNE WELLNESS SOLUTIONS INC.

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

October 11, 2022